UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 28, 2017

Lattice Semiconductor Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

111 SW Fifth Ave, Ste 700

Portland, Oregon 97204

(Address of principal executive offices) (Zip Code)

(503) 268-8000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 28, 2017, Lattice Semiconductor Corporation (“Lattice”) issued a press release announcing that its stockholders had voted to adopt the Merger Agreement at the special meeting of stockholders held earlier that day. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated in its entirety herein by reference.

94,999,299 shares of Lattice’s common stock were represented in person or by proxy at the special meeting representing 78.10% of the 121,643,484 shares of Lattice’s common stock outstanding as of the record date of January 4, 2017, and, therefore a quorum was present. The number of shares voted for or against, as well as abstentions, with respect to each proposal presented at the special meeting is set forth below:

1. Proposal to adopt the Agreement and Plan of Merger, dated November 3, 2016, by and among Lattice, Canyon Bridge Acquisition Company, Inc., and Canyon Bridge Merger Sub, Inc. (the “Merger Agreement”).

For	Against	Abstentions
94,667,780	217,918	113,601

The proposal was approved, having received “for” votes from holders of a majority of the outstanding shares of Lattice common stock entitled to vote at the special meeting.

2. Proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the first proposal.

For	Against	Abstentions
89,487,167	5,294,215	217,917

The proposal was approved, having received “for” votes from holders of a majority of the shares of Lattice common stock present in person or represented by proxy and entitled to vote on the subject matter at the special meeting.

3. Proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to Lattice’s named executive officers in connection with the merger contemplated by the Merger Agreement.

For	Against	Abstentions
88,423,081	6,278,709	297,509

The proposal was approved, having received “for” votes from holders of a majority of the shares of Lattice common stock present in person or represented by proxy and entitled to vote on the subject matter at the special meeting.

The closing of the transactions contemplated by the Merger Agreement remains subject to the fulfillment or waiver of other conditions to closing set forth in the Merger Agreement, including obtaining approval from the Committee on Foreign Investment in the United States (CFIUS).

Item 9.01. Exhibits and Financial Statements.

(d) Exhibits

99.1	Press Release, dated February 28, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION

Dated: February 28, 2017	By:	/s/ Byron W. Milstead
		Name:	Byron W. Milstead
		Title:	Corporate Vice President and General Counsel

Exhibit Index

Exhibit No.	Exhibit

99.1	Press Release, dated February 28, 2017